Exhibit 99.6 Excerpt from Province of New Brunswick 2012-2013 Budget

APPENDIX: SUMMARY BUDGET INFORMATION

COMPARATIVE STATEMENT OF SURPLUS OR DEFICIT

Thousands

$

	Year Ending March 31		
	2012 Estimate	2012 Revised	2013 Estimate
Revenue			
Ordinary Account	7,247,130	7,217,335	7,422,001
Capital Account	215	693	232,822
Special Purpose Account	60,678	62,434	63,512
Special Operating Agency Account (net)	83,548	77,758	73,726
Sinking Fund Earnings	228,600	225,000	221,000
Amortization of Deferred Capital Contributions	36,408	36,859	-
Total Revenue	**7,656,579**	**7,620,079**	**8,013,061**
Expense			
Ordinary Account	7,553,213	7,536,889	7,662,367
Capital Account	70,510	75,842	52,800
Special Purpose Account	67,728	67,159	70,794
Special Operating Agency Account (net)	85,965	77,231	71,086
Amortization of Tangible Capital Assets	327,985	334,095	338,920
Total Expense	**8,105,401**	**8,091,216**	**8,195,967**
Surplus (Deficit)	**(448,822)**	**(471,137)**	**(182,906)**

COMPARATIVE STATEMENT OF CHANGE IN NET DEBT
Thousands
$

	Year Ending March 31		
	2012 Estimate	**2012 Revised**	**2013 Estimate**
Surplus (Deficit)……………………………………………	(448,822)	(471,137)	(182,906)
Acquisition of Tangible Capital Assets………………………………	(522,406)	(496,878)	(894,960)
Amortization of Tangible Capital Assets……………………………	327,985	334,095	338,920
Revenue Received to Acquire Tangible Capital Assets………………	49,395	50,538	-
Amortization of Deferred Capital Contributions………………………	(36,408)	(36,859)	-
(Increase) Decrease in Net Debt………………………………	**(630,256)**	**(620,241)**	**(738,946)**

TOTAL REVENUE
2012-2013
Thousands
$

DEPARTMENT	ORDINARY ACCOUNT	CAPITAL ACCOUNT	SPECIAL PURPOSE ACCOUNT	SPECIAL OPERATING AGENCY ACCOUNT (NET)	TOTAL
Agriculture, Aquaculture and Fisheries	9,962	-	-	-	9,962
Culture, Tourism and Healthy Living	4,025	-	1,289	4,030	9,344
Economic Development	11,326	20	-	61,235	72,581
Education and Early Childhood Development	29,284	-	22,561	-	51,845
Energy	387	-	-	-	387
Environment and Local Government	5,653	-	10,941	-	16,594
Executive Council Office	-	-	-	-	-
Finance	6,291,822	-	56	-	6,291,878
Government Services	56	-	10	-	66
Health	36,939	-	1,105	-	38,044
Invest New Brunswick	914	-	-	-	914
Justice and Attorney General	51,571	-	949	-	52,520
Legislative Assembly	495	-	-	-	495
Natural Resources	134,431	540	3,017	-	137,988
Other Agencies	489,916	-	-	-	489,916
Post-Secondary Education, Training and Labour	143,487	-	2,403	1,108	146,998
Public Safety	140,352	-	8,758	6,553	155,663
Social Development	65,277	50	11,117	-	76,444
Transportation and Infrastructure	6,104	232,212	1,306	800	240,422
Sub-total	7,422,001	232,822	63,512	73,726	7,792,061
Sinking Fund Earnings					221,000
TOTAL REVENUE					**8,013,061**

COMPARATIVE STATEMENT OF ESTIMATED GROSS REVENUE BY SOURCE
Thousands
$

	Year Ending March 31		
	2012 Estimate	**2012 Revised**	**2013 Estimate**
Taxes			
Personal Income Tax	1,279,000	1,226,000	1,317,400
Corporate Income Tax	243,600	225,600	223,600
Metallic Minerals Tax	39,000	48,000	40,000
Taxes on Property	448,000	448,000	469,400
Harmonized Sales Tax	1,083,800	1,124,600	1,135,400
Gasoline and Motive Fuels Tax	247,300	247,300	247,300
Tobacco Tax	145,300	150,000	150,000
Pari-Mutuel Tax	640	600	600
Insurance Premium Tax	43,154	43,336	43,746
Real Property Transfer Tax	6,400	6,400	13,600
Financial Corporation Capital Tax	14,000	20,000	23,125
Sub-total: Taxes	3,550,194	3,539,836	3,664,171
Return on Investment	438,370	416,513	300,581
Licences and Permits	122,167	129,765	135,124
Sale of Goods and Services	289,630	282,160	296,173
Royalties	85,920	87,655	121,670
Lotteries and Gaming Revenues	-	-	142,938
Fines and Penalties	8,956	8,234	8,233
Miscellaneous	29,447	30,744	24,690
TOTAL: OWN SOURCE REVENUE	4,524,684	4,494,907	4,693,580
Unconditional Grants – Canada			
Fiscal Equalization Payments	1,632,600	1,632,600	1,597,700
Canada Health Transfer	605,700	605,700	637,200
Canada Social Transfer	251,400	252,700	257,400
Wait Times Reduction Transfer	5,459	5,480	5,422
Other	1,938	1,938	1,866
Sub-total: Unconditional Grants – Canada	2,497,097	2,498,418	2,499,588
Conditional Grants – Canada	225,349	224,010	228,833
TOTAL: GRANTS FROM CANADA	2,722,446	2,722,428	2,728,421
TOTAL: GROSS ORDINARY REVENUE	7,247,130	7,217,335	7,422,001

TOTAL EXPENSE
2012-2013
Thousands
$

DEPARTMENT	ORDINARY ACCOUNT	CAPITAL ACCOUNT	SPECIAL PURPOSE ACCOUNT	SPECIAL OPERATING AGENCY ACCOUNT (NET)	TOTAL
Agriculture, Aquaculture and Fisheries	39,983	200	-	-	40,183
Culture, Tourism and Healthy Living	51,272	750	1,265	4,075	57,362
Economic Development	105,401	4,585	-	73,750	183,736
Education and Early Childhood Development	1,071,133	-	22,561	-	1,093,694
Energy	2,920	-	-	-	2,920
Environment and Local Government	150,587	60	4,500	-	155,147
Executive Council Office	23,605	-	-	-	23,605
Finance	19,165	-	56	-	19,221
General Government	608,764	-	-	-	608,764
Government Services	59,457	-	15	-	59,472
Health	2,583,815	-	1,750	-	2,585,565
Invest New Brunswick	14,637	-	-	-	14,637
Justice and Attorney General	63,286	-	774	-	64,060
Legislative Assembly	26,173	-	-	-	26,173
Natural Resources	112,724	200	3,033	-	115,957
Office of the Premier	1,655	-	-	-	1,655
Post-Secondary Education, Training and Labour	588,302	7,500	2,373	2,808	600,983
Public Safety	142,290	-	10,698	6,565	159,553
Service of the Public Debt	672,000	-	-	-	672,000
Social Development	1,051,925	-	22,199	-	1,074,124
Transportation and Infrastructure	273,273	39,505	1,570	(16,112)	298,236
Sub-total	7,662,367	52,800	70,794	71,086	7,857,047
Amortization of Tangible Capital Assets					338,920
TOTAL EXPENSE					**8,195,967**

FISCAL RESPONSIBILITY AND BALANCED BUDGET ACT

Millions

$

	2011-2012 to 2014-2015 Fiscal Period Year Ending March 31	
	2012 Revised	**2013 Estimate**
Total Revenue	7,620.1	8,013.1
Add: Required Changes Under the Act	0.0	0.0
Adjusted Revenue	7,620.1	8,013.1
Total Expense	8,091.2	8,196.0
Adjusted Surplus (Deficit) for the Year	(471.1)	(182.9)
Cumulative Difference - Beginning of Year	0.0	(471.1)
Cumulative Difference - End of Year	(471.1)	(654.0)

	Year Ending March 31		
	2011	**2012**	**2013**
Net Debt	9,480.4	10,100.6	10,839.6
GDP (31 December)	29,448	30,773	31,758
Ratio of Net Debt-to-GDP	32.2%	32.8%	34.1%

Note: Columns may not add due to rounding.

NEW BRUNSWICK ROAD IMPROVEMENT FUND
Thousands
$

	Year Ending March 31		
	2012 Estimate	**2012 Revised**	**2013 Estimate**
Revenue			
Gasoline and Motive Fuels Tax	247,300	247,300	247,300
Expenditures			
Transportation and Infrastucture			
Capital Account	293,150	285,292	733,617
Ordinary Account	189,171	173,472	157,654
Total Expenditures	482,321	458,764	891,271
Net Expenditures	235,021	211,464	643,971
Source of Funding for Net Expenditures			
Federal Capital Revenues	44,961	46,104	222,107
Provincial Contribution from Consolidated Fund	190,060	165,360	421,864
TOTAL	**235,021**	**211,464**	**643,971**